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                                                                  EXHIBIT (j)


                         CONSENT OF ARTHUR ANDERSEN LLP





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the use of our report and to all references to our firm included in or made a part of this N-1A registration statement (File No. 811-9051) for La Crosse Funds, Inc.


                                                     /s/  Arthur Andersen LLP
                                                     ---------------------------
                                                          Arthur Andersen LLP

Milwaukee, Wisconsin
February 23, 2001